UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2019

PARETEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35360	95-4557538
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1185 Avenue of the Americas, 37th Floor

New York, NY 10036

 (Address of principal executive offices) (Zip Code)

(212) 984-1096

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TEUM	NASDAQ

Item 1.01.	Entry into a Definitive Material Agreement

On December 10, 2019, Pareteum Corporation (the “Company”) entered into a Subscription Agreement (the “Subscription Agreement”) for the issue and sale of shares (the “Shares”) of its newly authorized 8% Series C Redeemable Preferred Stock (the “Series C Preferred Stock”) for an aggregate purchase price of $5,000,000.  On such date, the Company consummated the sale of 31.5 Shares for an aggregate purchase price of $1,500,000, with the balance of $3,500,000 to be funded by December 20, 2019 for 73.5 additional Shares.  Up to an additional $15,000,000 in gross proceeds may be raised under the Subscription Agreement at a purchase price of $100,000 per Share.

The foregoing description is qualified in its entirety by the terms of the Form of Subscription Agreement, which is incorporated herein by reference and attached hereto as Exhibit 10.1.

The representations, warranties and covenants contained in the Subscription Agreement were made solely for the benefit of the parties to Subscription Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Subscription Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Subscription Agreement and not to provide investors with any other factual information regarding the Company or its business.

Item 3.02.	Unregistered Sales of Equity Securities

The disclosure set forth in Item 1.01 of this Current Report is incorporated in this Section 3.02 by reference. The Company is relying on the exemptions from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation S under the Securities Act for purposes of the private placement of the Shares. The Shares have not been and will not be registered under the Securities Act or any applicable securities laws of any state of the United States and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons (as defined in Regulation S under the Securities Act) or persons in the United States absent registration or an applicable exemption from such registration requirements.

Item 3.03.	Material Modifications to Rights of Security Holders

On December 10, 2019, the Company filed a Certificate of Designation, Preferences, and Rights of the Series C Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware, establishing and designating the rights, powers and preferences of the Series C Preferred Stock. The Company designated 255 shares of Series C Preferred Stock having a stated value of $100,000 per share (the “Stated Value”). Non-cumulative dividends shall be paid on each share of the Series C Preferred Stock at a rate of 8% per annum of the Stated Value. The Series C Preferred Stock will rank senior to the common stock of the Company with respect to dividend rights, or rights upon liquidation, dissolution or winding up of the Company. Upon any liquidation event, the holders of the Series C Preferred Stock are entitled to be paid out of the assets of the Company legally available for distribution to its stockholders a liquidation preference of $0.00001 per share, plus an amount equal to any unpaid dividends to and including the date of payment, but without interest, before any distribution of assets is made to holders of the Company’s common stock, or any other class or series of stock. The Series C Preferred Stock will have no voting rights except as required by law. On a one-year anniversary of the date of issuance of the Series C Preferred Stock, the Company shall redeem, out of funds legally available to the Company, all outstanding shares of Series C Preferred Stock at a price per share equal to 112.5% of the Stated Value. The Shares are not convertible into other securities of the Company.

The foregoing description is qualified in its entirety by the terms of the Certificate of Designation, which is incorporated herein by reference and attached hereto as Exhibit 3.1.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information concerning the Subscription Agreement, the Certificate of Designation and the terms, rights, obligations and preferences of the Series C Preferred Stock set forth under Items 1.01 and 3.03 of this Current Report on Form 8-K are incorporated into this Item 5.03 by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

3.1	Certificate of Designation of Preferences and Rights of 8% Series C Convertible Preferred Stock.
10.1	Form of Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARETEUM CORPORATION

Dated: December 16, 2019	By:	/s/ Laura W. Thomas
Name: Laura W. Thomas
Title: Interim Chief Financial Officer